UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.         )

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MDU Resources Group, Inc.
(Name of Registrant as Specified In Its Charter)
____________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 29, 2024

Dear MDU Resources Stockholder,

MDU Resources Group, Inc. (the “Company,” “we” or “our”) is providing the following supplemental information regarding the Compensation Discussion and Analysis included in the Company’s proxy statement for the 2024 Annual Meeting of Stockholders to be held on May 14, 2024 (the “Proxy Statement”). In light of the rationale described in the Proxy Statement and the additional context and information set forth in this supplement, the board of directors recommends that stockholders vote FOR the advisory vote on the compensation of the Company’s named executive officers.

Adjustment of Outstanding Performance Share Awards Reflected Actual Performance Achieved Prior to Adjustment

As described in the Proxy Statement, including pages 51 and 62-63, in connection with the Knife River Corporation spinoff (“spinoff”), the compensation committee, as administrator of the Company’s Long-Term Performance-Based Incentive Plan (the “Plan”), took action to equitably adjust the Company’s outstanding equity awards to take into account the impact of the spin-off. The performance goals applicable to outstanding awards under the Plan were no longer appropriate and had the potential to create a pay for performance misalignment due to the changing nature of the financial metrics and relevant peer groups as a result of the spinoff.
Accordingly, given the difficulty of continuing to measure performance goals after the spinoff, the compensation committee determined that an actual performance adjustment should be applied to the outstanding performance share awards in connection with the spinoff and to convert such awards, as so adjusted, to time-vesting restricted stock unit (“RSU”) awards effective with the spinoff. This adjustment was made by applying a cumulative, blended performance factor to each of the 2021-2023 performance share awards and 2022-2024 performance share awards. As noted on page 63 of the Proxy Statement, for the 2021-2023 performance share awards, the cumulative, blended performance factor was 68% of target and for the 2022-2024 performance share awards, the cumulative, blended performance factor was 91.3% of target.

As described in the Proxy Statement, these cumulative, blended performance factors were determined by using actual performance for fiscal years during the performance period that were completed prior to the spin-off and target performance as the assumed level of performance for the fiscal years during the performance period that were not completed prior to the spinoff. The compensation committee believed that this was an appropriate and balanced approach for addressing outstanding performance share awards during this transformational period. In each case, the cumulative, blended performance factor was applied to the entire performance share award, resulting in a below target performance achievement level for both cycles of performance share awards. These adjusted awards, which converted to RSUs, then remained outstanding following the spinoff and subject to continued service-based vesting through the end of the applicable three-year performance period.

In short, all outstanding performance share awards were subject to an adjustment reflecting actual performance for completed years, which has resulted or will result in them being settled (once vested) at below target levels.

Adjusted Performance Share Awards Remained Outstanding and Subject to Vesting

There was no acceleration of vesting or payment of any outstanding performance share awards in connection with the spinoff. As described above, the outstanding awards were adjusted and converted to RSUs that remained or still remain outstanding and subject to continued service-based vesting through the end of the applicable three-year performance period. These awards will only vest in the normal course for executives who are employed at the end of the three-year vesting period.
The Compensation Committee Remains Committed to Performance-Based Compensation

As explained above, the compensation committee carefully considered the treatment of performance share awards in connection with the spinoff and followed an appropriate and balanced approach during a transformational period for the Company. These adjustments to outstanding performance share awards to take into account the impact of an extraordinary corporate transaction do not represent a change in the compensation committee’s pay philosophy. The compensation committee remains committed to pay for performance and expects to return to the use of performance-based long-term awards following these significant milestones at the Company. Therefore, the board of directors respectfully recommends that you vote FOR the advisory vote on compensation of the Company’s named executive officers as disclosed in the Proxy Statement.

Sincerely,
/s/ Dennis W. Johnson
Dennis W. Johnson
Chair, Compensation Committee

Important Additional Information and Where to Find It
The Company has filed a proxy statement on Schedule 14A with the U.S. Securities and Exchange Commission (the "SEC") in connection with the solicitation of proxies for its 2024 Annual Meeting of Stockholders (the "2024 Annual Meeting"). SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE COMPANY'S 2024 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the 2024 Proxy Statement, any amendments or supplements to the 2024 Proxy Statement and other documents that the Company files with the SEC from the SEC's website at www.sec.gov or the Company's website at https://investor.mdu.com/financials/sec-filings/ as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Regarding Participants in Solicitation
The Company, its directors and certain of its executive officers and employees may be deemed participants in the solicitation of proxies from shareholders in connection with the matters to be considered at the 2024 Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, of the persons who may, under the rules of the SEC, be considered participants in the solicitation of stockholders in connection with the 2024 Annual Meeting is included in the Company's proxy statement for the 2024 Annual Meeting, filed with the SEC on March 29, 2024. To the extent holdings by our directors and executive officers of Company securities reported in the proxy statement for the 2024 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change of Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are available free of charge as described above.

Forward Looking Statements
Certain statements in this letter are "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to future events and involve known and unknown risks, uncertainties, and other factors that may cause our actual results or performance to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements may be identified by the use of words like "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "project," "consider," "predict," "potential," "feel," or other comparable terminology. The Company has based these forward- looking statements on its current expectations, assumptions, estimates, beliefs, and projections. While the Company believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the Company's control. These and other important factors, including those discussed under "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2023, as well as the Company's subsequent filings with the SEC, may cause actual results, performance, or achievements to differ materially from those expressed or implied by these forward- looking statements. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.